UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Confluent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Confluent, Inc., a Delaware corporation (the “Company”) by International Business Machines Corporation, a New York corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The communications below were first used or made available on December 9, 2025.

CFLT - IBM Transaction The Information TV Interview Transcript

Link to Interview

Participants:

•	Akash Pasricha, Host of TITV
•	Edward Jay Kreps, Co-founder and CEO of Confluent
•	Rob Thomas, SVP of Software and Chief Commercial Officer of IBM

Akash Pasricha: Okay, IBM this week announced it is buying data streaming company Confluent for $11 billion. Confluent shareholders were obviously happy with the purchase. It was a 31% premium to what the company was trading at before the deal. Joining us now are Jay Kreps, co-founder and CEO of Confluent, and Rob Thomas, SVP of Software and Chief Commercial Officer at IBM. Welcome to you both. It’s great to have you here.

So Rob, I want to start with you. Talk to us about the rationale here for the deal.

Rob Thomas: We’re incredibly excited about Confluent. It’s an incredible team that Jay has built. I’ll give you an analogy: if you think about the Industrial Revolution, what drove all the growth was when the railroads connected factories to cities and to people. That’s exactly what’s happening to AI right now. This is the new Industrial Revolution, and we need the rails that will make AI successful.

Confluent and what they’ve built, in terms of real-time data, is the rails of this AI moment. We’re incredibly excited to have this become part of IBM once we complete the closing process.

Akash Pasricha: Jay, I want to talk to you a little bit about the business that Confluent is in. If you were explaining it to someone who isn’t in tech, how would you explain the data services that Confluent provides?

Jay Kreps: Yeah, the service we offer is all about the real-time flow of data between the parts of a company. So you can imagine, if you’re a big retailer and something is sold, what are the different software systems and databases and parts of the company that have to update or react to that? Well, it turns out there’s hundreds, right? And that’s not just a problem for a retailer. That’s a problem for a bank or an insurance company or a tech company. You know, that’s ultimately where their software was born.

So, this is all about harnessing or reacting to data in real-time as things are happening in a business, being able to build applications, AI agents that can react to that, use that data. That’s what the software is for.

Akash Pasricha: And what is it that you feel you can do with IBM that you couldn’t have otherwise done as a public company?

Jay Kreps: Well, I think this is an opportunity to take this to a larger stage. IBM has built a fabric for applications, infrastructure, security that works across the different cloud providers, out into on-premise and edge environments, and Confluent has done a similar thing for data. So the two things kind of fit together.

If you think about the future of these applications that these organizations are building, I think data is a big part of that. That’s kind of thing each organization has to figure out how to combine with these new language models in the age of AI. So putting those two things together was a natural fit.

You know, of course, IBM has done a great job with open source. A key aspect of the platform they’ve built is having these open standard layers that the world wants to build around. And that’s true of Confluent as well. So there was a certain strategic fit element that I think was kind of obvious on both sides, even the first time Rob and I chatted.

Akash Pasricha: So Rob, I want to talk to you. A couple months ago, Jay and his team spoke on an earnings call about how AI native customers were finding ways to actually reduce their spend on Confluent by managing the data themselves. I wonder how you think about that issue within IBM. I mean, how do you think about combating that issue, or how you might be able to help with that issue?

Rob Thomas: I think these things always go in waves, and we saw this when we did the acquisition of HashiCorp as well. Cloud consumption is going to go up and down based on the moment, the macroeconomics, the specifics of a company that’s always going to evolve. But when we acquire, we are acquiring for growth. We step back and we say, what does this look like over a 5- or a 10-year view? And in our view, Confluent, and the capability they provide is going to be up and to the right when it comes to AI. Yes, there may be some modulations here and there, but the need for data to support anything that a company wants to do in terms of intelligence and how they operate, that’s not going to change. And if anything, the demand is only going to go up.

Part of what we’ve done in IBM, building on Red Hat and HashiCorp, is we’ve delivered this multi cloud platform, partnering with AWS, with Azure, with GCP, and so as cloud consumption grows, Confluent going to grow, and the other capabilities that IBM provide will also grow.

Akash Pasricha: Rob, I want to stick with you for a minute here, because I kind of want to ask you about IBM’s place in the AI story at large. I mean, IBM was so early to a lot of this stuff with natural language processing, with Deep Blue, I mean Watson is decades old. And yet we’re sort of at a moment where, be it as may, IBM is not the first company or the flashiest company that people think about when they think about AI. They think about Open AI, and about Anthropic, where Jay, I believe, is a board member as well. And so I’m curious, as a salesperson, as someone leading a sales team, how do you think about positioning the company in that landscape, and how do you go to market trying to sort of increase that brand awareness?

Rob Thomas: Most of the I’d say brand excitement right now in AI is around consumer companies. So yes, I acknowledge IBM has no consumer play. We don’t intend to. We are a B2B Company, but I would think of maybe three phases of AI. The first one was around machine learning. That was the original Watson. Required a lot of data labeling, and to be honest, there was as much success as there was failure. When we brought out Watson X, that was about this new era of generative AI. And as we shared on our last earnings call, our book of business is now $9 billion.

So we’ve had incredible momentum here, but it’s all in a B2B context. We’re helping clients do things like optimize their technology and their operations, make their supply chain work better. So, we have a lot of momentum here, but it’s not necessarily in the consumer realm.

Akash Pasricha: Right. And Jay, I want to ask you one question about adoption. You know, this is the age-old question everyone comes back to. How do we get adoption to be faster for these businesses that are buying AI? You talk to a ton of these companies, and you sort of talk to them from a different angle, which is that we’re helping you get your data in order so that you can use AI. What’s your view on how we can actually accelerate adoption? Is it people? Is it ROI? Is it maturity, the products?

Jay Kreps: Yeah, I think it’s all of these things. I mean, I think first of all, you know, there’s a tendency to underestimate the amount of time for any major technological change to really make its way into businesses. And I think what we’re seeing is effectively, you know, value realization at the equivalent of the speed of light. I mean, this is as quick as you can imagine.

Big businesses rethinking how they do things, and there are a ton of valuable projects happening. It doesn’t mean every project that happens is valuable, right? It’s just the same way every startup that has started doesn’t succeed, but it’s easy to be distracted by the failures and miss the larger wave of what’s happening.

I think the reality is right now, AI is transforming software development. Huge impact on things like how customers are supported. It’s finding its way into all these really interesting niches in a really big and meaningful way. And I think we’re still at the very early days of that. These use cases are almost the first ones people latched on to. What you would see, you know, beginning in customers, is, I think, a much more interesting diversity of this, attacking kind of the business specific problems unique to their area.

I think that’s ultimately what the enterprise opportunity for AI is. Rob touched on this. Like, the thing we all see is the app that you, you know, answers your questions. It’s like Wikipedia, but better. And that’s obviously valuable, right? But if you think about the scope of value in all of these massive organizations all around the world, like, what can you do if you can augment the people that they have and attack the specific problems they have. I think that’s by far the bigger pile of value creation, and I think that we’re at the beginning of that. But I think there is a tendency to imagine that, you know, the technology will drop out of the sky and everything will be different.

Akash Pasricha: Yeah, it’s not overnight. Great. Well, Jay and Rob, I want to thank you for coming on. Congrats on the deal, and I’m excited to see how things evolve in the months to come. We appreciate you coming on.

Rob Thomas, Jay Kreps: Thanks, Akash, great to be with you.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc. The Company intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including (i) the Form 4s filed by Ms. Narkhede on May 6, 2025, June 4, 2025, June 12, 2025, September 11, 2025, October 31, 2025, November 5, 2025 and December 3, 2025; (ii) the Form 4s filed by Mr. Sivaram on May 22, 2025, June 4, 2025, June 9, 2025, August 22, 2025, September 10, 2025, October 31, 2025, November 24, 2025 and December 3, 2025; (iii) the Form 4s filed by Mr. Kreps on May 19, 2025, May 22, 2025, June 9, 2025, August 18, 2025, August 22, 2025, September 8, 2025, November 17, 2025 and November 24, 2025; (iv) the Form 4 filed by Mr. Chadwick on April 4, 2025 and June 12, 2025; (v) the Form 3 filed by Mr. Ban on May 16, 2025 and the Form 4s filed by Mr. Ban on May 22, 2025, June 24, 2025, August 22, 2025, September 24, 2025 and November 24, 2025; (vi) the Form 4s filed by Mr. Vishria on May 21, 2025, June 9, 2025, June 12, 2025, September 2, 2025 and October 31, 2025; (vii) the Form 4 filed by Mr. Volpi on June 9, 2025; (viii) the Form 4 filed by Ms. Caimi on June 12, 2025; (ix) the Form 4 filed by Mr. Schott on June 12, 2025; and (x) the Form 4 filed by Ms. Henry on June 12, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.confluent.io.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.